                                                                    EXHIBIT 10.5
                                                                    ------------


                                                                  EXECUTION COPY
                                                                  --------------

                           ASSET PURCHASE AGREEMENT


          THIS ASSET PURCHASE AGREEMENT is made and entered into as of January 24, 1997, by and among Wesley-Jessen Corporation, a Delaware corporation, ("W-J"), PBH, Inc., a Delaware corporation and a wholly-owned subsidiary of W-J ("PBH," and together with W-J, the "Seller") and The Cooper Companies, Inc., a
  ---                               ------
Delaware corporation ("Buyer").  The Buyer and the Seller are sometimes referred
                       -----
to herein collectively as the "Parties" and individually as a "Party."  Unless
                               -------                         -----
otherwise indicated, capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in Section 8.1 hereof.

          The Seller operates PBH's Opaque Lens Business (as defined in Section
1.1 below). Pursuant to that certain Agreement Containing Consent Order dated September 24, 1996, Federal Trade Commission File No. 961-0060 (the "Consent
                                                                     -------
Order"), by and between W-J and the United States Federal Trade Commission (the
-----
"FTC"), W-J has agreed to divest of PBH's Opaque Lens Business.
 ---

          The Buyer wishes to purchase and acquire from the Seller, and the Seller wishes to sell, assign and transfer to the Buyer, PBH's Opaque Lens Business, upon the terms and subject to the conditions hereinafter set forth.

          NOW, THEREFORE, the Parties agree as follows:


                                   ARTICLE I

                               PURCHASED ASSETS

     1.1  PURCHASED ASSETS.  Subject to and upon the terms and conditions set
          ----------------
forth in this Agreement, at the Closing, the Seller will sell, transfer, convey, assign and deliver to the Buyer, and the Buyer will purchase and acquire from Seller, all of Seller's right, title, and interest in and to all of the following rights and assets (other than assets that are part of the Seller's physical facilities, including without limitation, all property, plant and equipment) used in or relating to the research, development, distribution or sale of PBH's Opaque Lens Products by Seller as of the Closing Date (collectively, "PBH's Opaque Lens Business"):
                --------------------------

          (a) all books, records, manuals, reports, lists, advertising and promotional materials, computer records and other documents relating to PBH's Opaque Lens Products;

          (b) Natural Touch(TM) product line profit and loss statements relating to each of PBH's Opaque Lens Products for the United States;

          (c) all legal or equitable rights in the following trademarks: (A) "Natural Touch," U.S. Trademark Registration Number 1758144 and (B) "The Definition of Beautiful Eyes," U.S. Trademark Registration Number 1945993; (the foregoing collectively referred to as the "Assigned Trademarks");

          (d)  all lists of stock keeping units ("SKUs") (i.e., all forms,
                                                  ----
package sizes and other units in which PBH's Opaque Lens Products are sold and which are used in records of sales and inventories);

          (e) all bills of materials for each of PBH's Opaque Lens Products, consisting of full manufacturing standards and procedures, quality control specifications, specifications for raw materials and components, including all lists of authorized sources for materials and components;

          (f) all artwork and mechanical drawings currently in use relating to each of PBH's Opaque Lens Products;

          (g) all customer lists, including but not limited to, lists of distributors, opticians, ophthalmologists, optometrists, and eye-care chains who have bought PBH's Opaque Lens Products, including, but not limited to, all files of names, addresses, and telephone numbers of the individual customer contacts, and the unit and dollar amounts of sales monthly, by product, for each customer in the United States;

          (h) all marketing information, literature and materials relating to PBH's Opaque Lens Products, including but not limited to Seller's consumer and trade promotion, marketing and business programs;

          (i) all documents containing or relating to product testing and laboratory research data relating to PBH's Opaque Lens Products, including but not limited to, all regulatory registrations and correspondence;

          (j) all consumer correspondence and documents relating to PBH's Opaque Lens Business;

          (k) all documents constituting or relating to price lists for PBH's Opaque Lens Products;

          (l) all documents and information relating to costs of production for each of PBH's Opaque Lens Products, including, but not limited to, raw material costs, packaging costs, and advertising and promotional costs;

          (m) all documents containing sales data relating to PBH's Opaque Lens Products;

          (n) a license under the patents set forth in the license agreement attached as Exhibit 1 hereto, all in accordance with the terms and conditions
            ---------
set forth therein (the "Color Patent License Agreement");
                        ------------------------------

          (o) a license under the patents set forth in the license agreement attached as Exhibit 2 hereto, all in accordance with the terms and conditions
            ---------
set forth therein (the "Molding Patent License Agreement");
                        --------------------------------

          (p) a license under the patents set forth in the license agreement attached as Exhibit 3 hereto, all in accordance with the terms and conditions
            ---------
set forth therein (the "Knapp Patent License Agreement", and together with the
                        ------------------------------
Color Patent License Agreement and the Molding Patent License Agreement, the "License Agreements");
-------------------

          (q) all trade secrets, technology and know-how of PBH relating to researching, developing, manufacturing, distributing and selling PBH's Opaque Lens Products, including, but not limited to, books and records, documents containing the results of research and development efforts, filings with the United States Food and Drug Administration ("FDA"), scientific and clinical
                                             ---
reports, designs, manuals, drawings, and design, material and equipment specifications;

          (r) all permits, franchises, licenses, approvals and authorizations of governmental authorities exclusively related to PBH's Opaque Lens Business;

          (s)  all goodwill associated with the Assigned Trademarks; and

          (t) all of PBH's consigned inventory in the field which is exclusively related to PBH's Opaque Lens Business.

     1.2  RESERVED AND EXCLUDED ASSETS.  Seller expressly reserves the right to
          ----------------------------
retain and use in its business copies of all
documents, information and rights (except exclusive rights granted to Buyer pursuant to the Color Patent License Agreement) relating to PBH's Opaque Lens Business to the extent such documents, information or rights also relate to products other than PBH's Opaque Lens Products, including without limiting the foregoing, Opaque Contact Lenses researched, developed, manufactured, distributed, used or sold by Seller outside of the United States. Notwithstanding any provision to the contrary contained herein (including, without limitation, Section 1.1 hereof), the Seller will retain and not transfer, and the Buyer will not purchase or acquire, any properties, assets or rights that are not expressly described in Section 1.1 hereof (the "Excluded
                                                                    --------
Assets"). Excluded Assets, by way of example and not by way of limitation,
------
include accounts receivable, cash and cash equivalents, prepayment credits, the PBH trade name, equipment, machinery and other assets not expressly identified in Section 1.1 hereof. If the Buyer obtains any properties, assets or rights that, instead of or in addition to relating to PBH's Opaque Lens Business, relate to the Seller's or its Affiliates' operations or businesses, the Buyer shall (i) promptly notify the Seller of that fact, (ii) promptly reassign, transfer or convey such properties, assets or rights to the Seller, (iii) if the reassignment, transfer or conveyance referred to in the foregoing clause (ii) is impractical because of the mixed nature of such properties, assets or rights, promptly grant Seller a non-exclusive, perpetual, transferable, worldwide, royalty-free license to use such properties, assets or rights, and (iv) not use such properties, assets or rights other than in connection with PBH's Opaque Lens Business. If the Seller retains any properties, assets or rights that are primarily related to PBH's Opaque Lens Business, the Seller shall (i) promptly notify the Buyer of that fact, (ii) promptly assign, transfer or convey such properties, assets or rights to the Buyer, (iii) if the assignment, transfer or conveyance referred to in the foregoing clause (ii) is impractical because of the mixed nature of such properties, assets or rights, promptly grant Buyer a non-exclusive, perpetual, transferable, worldwide, royalty-free license to use such properties, assets or rights, and (iv) not use such properties, assets or rights other than in connection with Seller's contact lens business.

     1.3  ASSUMPTION OF LIABILITIES.  Subject to and upon the terms and
          -------------------------
conditions set forth in this Agreement, from and after the Closing Date, the Buyer will assume and agree to pay and discharge, and the Seller will not be liable and Buyer will hold Seller harmless against, all liabilities, obligations and commitments of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, to the extent they relate to or arise out of the operation of PBH's Opaque Lens

Business on or after the Closing Date (collectively, the "Assumed Liabilities").
                                                          -------------------

     1.4 RETAINED LIABILITIES. The Seller agrees to pay and discharge, and will hold the Buyer harmless against, all liabilities, obligations and commitments of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, to the extent they relate to or arise out of (i) the operation of PBH's Opaque Lens Business prior to the Closing Date or (ii) the operation of Seller's other businesses, whether prior to, on or after the Closing Date (collectively, the "Retained Liabilities").

                                  ARTICLE II

                            PURCHASE PRICE; CLOSING

     2.1  PURCHASE PRICE.  The purchase price for PBH's Opaque Lens Business
          --------------
will consist of (a) $3,000,000 in cash, $1,000,000 of which has been delivered (pursuant to the terms and conditions of the escrow agreement attached hereto as
Exhibit 6 (the "Escrow Agreement")) simultaneously with the execution of this
---------       ----------------
Agreement as a cash deposit (refundable as set forth below) to guarantee performance of Buyer's obligations under this Agreement, and (b) a $4,500,000 promissory note of Buyer, which promissory note shall be in the form of Exhibit
                                                                        -------
4 attached hereto (the "Note"). Notwithstanding the foregoing, the $1,000,000
-                       ----
cash deposit shall be refunded to the Buyer within 24 hours of any termination of this Agreement pursuant to Section 6.1, except for a termination resulting from a breach of this Agreement by the Buyer.

     2.2  PLACE AND DATE OF CLOSING.  The closing of the purchase and sale of
          -------------------------
PBH's Opaque Lens Business, the assumption of the Assumed Liabilities and the transactions relating thereto (collectively, the "Closing") will take place at a
                                                  -------
site mutually agreed upon by Seller and Buyer commencing at 10:00 a.m. local time one (1) business day following the date as of which the conditions to each Party's obligations (as set forth in Article V hereof) have been satisfied or such other date and time as may be mutually agreed upon by the Parties. The date and time of the Closing are herein referred to as the "Closing Date." At
                                                            ------------
the Closing:

          (a) the Seller will sell, transfer, convey, assign and deliver to the Buyer all of PBH's Opaque Lens Business and deliver to the Buyer bills of sale and other instruments of conveyance which are necessary to effect the transfer of PBH's Opaque Lens Business and such other instruments and certificates as Buyer may reasonably request;

          (b) the Buyer will assume all of the Assumed Liabilities and deliver to the Seller such instruments of assumption as are necessary in order for the Buyer to assume the Assumed Liabilities;

          (c) the Buyer will deliver the remaining $2,000,000 cash portion of the purchase price to W-J by wire transfer of immediately available funds;

          (d)  the Buyer will deliver the executed Note; and

          (e) the Parties will execute and deliver the License Agreements and the Supply Agreement (as described in Section 2.5 hereof).

     2.3  ALLOCATION OF PURCHASE PRICE.
          ----------------------------

          (a) The Parties agree to allocate the purchase price in accordance with an allocation schedule to be prepared by Seller in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), such
                                                            ----
schedule to be subject to Buyer's approval (not to be unreasonably withheld). The Seller shall deliver such allocation schedule to Buyer within 90 days after the Closing Date.

          (b) In connection with the determination of the foregoing allocation schedule, the Parties shall cooperate with each other and provide such information as any of them shall reasonably request. The Parties will file all tax returns (including but not limited to the filing of Internal Revenue Service Form 8594) in a manner consistent with such allocation schedule.

     2.4  TRANSITION PERIOD.  Buyer and Seller hereby agree to cooperate and use
          -----------------
reasonable efforts to deliver as soon as reasonably practicable the tangible assets which are part of PBH's Opaque Lens Business to Buyer's facility in Pleasanton, California. Each of the Seller and Buyer will bear equally the cost and expense of the aforementioned delivery.

     2.5  SUPPLY AGREEMENT.  In order to implement the transition of PBH's
          ----------------
Opaque Lens Business, on the Closing Date, Buyer and PBH shall enter into an agreement providing for the supply of PBH's Opaque Lens Products (the "Supplied
                                                                       --------
Product") to Buyer in accordance with the terms and conditions set forth in the
-------
technical services and supply agreement attached as Exhibit 5 hereto (the
                                                    ---------
"Supply Agreement").  Notwithstanding any provision to the contrary contained in
-----------------
this Agreement, the License Agreements or the Supply

Agreement, Seller and its Affiliates shall have the right to produce and/or sell for themselves and to produce and/or sell for or to any other Person any Opaque Contact Lenses using polymacon or any other product developed by Seller, its Affiliates or any other Person, including without limitation, any Opaque Contact Lenses similar to the Supplied Product, so long as such products do not infringe any patent or other proprietary right of the Buyer (including the patents to be licensed and the Assigned Trademarks to be transferred to Buyer by Seller pursuant to this Agreement). Notwithstanding the foregoing nor any term of the Color Patent License Agreement, Seller shall have the right to sell or offer for sale disposable (30 day or less wear before recommended replacement) Opaque Contact Lenses in the Licensed Territory utilizing a limbal ring as described and claimed in U.S. Patent No. 5,302,978 on the earlier of: (i) 42 months after the Closing Date and (ii) the date on which Buyer obtains an alternative supplier or commences manufacture of the Supplied Products or the Licensed Products (as such term is defined in the License Agreements).


                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

     3.1  REPRESENTATIONS AND WARRANTIES OF THE SELLER.  The Seller represents
          --------------------------------------------
and warrants to the Buyer as follows:

          3.1.1  Corporate Status.  Each of W-J and PBH is a corporation duly
                 ----------------
organized, validly existing and in good standing under the laws of the State of Delaware.

          3.1.2  Authorization.  Each of W-J and PBH has the corporate power and
                 -------------
authority to execute and deliver this Agreement, the License Agreements, the Escrow Agreement and the Supply Agreement and to perform fully its obligations hereunder and thereunder. The execution and delivery by each of W-J and PBH of this Agreement, the License Agreements, the Escrow Agreement and the Supply Agreement, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action on the part of each of W-J and PBH. Each of W-J and PBH has duly executed and delivered this Agreement. This Agreement is a legal, valid and binding obligation of each of W-J and PBH, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by (a) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors' rights generally and (b) applicable equitable principles (whether considered in a proceeding at law or in equity).

          3.1.3  No Conflicts.  The execution, delivery and performance by each
                 ------------
of W-J and PBH of this Agreement, the License Agreements, the Escrow Agreement and the Supply Agreement, and the consummation of the transactions contemplated hereby and thereby, do not and will not conflict with or result in a violation of or a default under (with or without the giving of notice or the lapse of time or both) (a) any Applicable Law applicable to PBH's Opaque Lens Business or (b) the certificate of incorporation or by-laws or other organizational documents of either W-J or PBH.

          3.1.4  Litigation.  There is no material action, claim, suit,
                 ----------
judgment, injunction, order (other than the Consent Order), investigation, proceeding or decree pending or, to Seller's Knowledge, threatened against W-J or PBH which relates to PBH's Opaque Lens Business or the transactions contemplated by this Agreement nor, to Seller's Knowledge, is there any reasonable basis for any such action, proceeding or investigation.

          3.1.5  Title to Purchased Assets.  Seller has good title to, or a
                 -------------------------
valid license to use, all of the assets to be conveyed as part of PBH's Opaque Lens Business, free and clear of any and all Liens other than Permitted Liens.

          3.1.6  Compliance with Laws.  Since April 1, 1996, to Seller's
                 --------------------
Knowledge, Seller has not received any notice with respect to PBH's Opaque Lens Business alleging any violation of Applicable Law.

          3.1.7  Intellectual Property Rights.  To Seller's Knowledge, Section
                 ----------------------------
1.1(c) and Exhibit A to each of the License Agreements contains a complete and correct list of all of the intellectual property rights used in connection with PBH's Opaque Lens Business (other than trade names or corporate names, none of which are being conveyed to Buyer) and all licenses and other rights granted to any third party with respect to such intellectual property rights. To Seller's Knowledge, (i) the Seller owns and possesses, and upon consummation of the transactions contemplated hereby the Buyer will own and possess, all right, title and interest in and to, or has (or will have) a valid license to use, all of the intellectual property rights necessary for the operation of PBH's Opaque Lens Business as currently conducted; (ii) no claim by any third party contesting the validity, enforceability, use or ownership of any such intellectual property rights has been made since October 1, 1996, is currently outstanding or is threatened; (iii) neither the Seller nor any registered agent thereof has received any written notices of an allegation of, any infringement or misappropriation by, or conflict with, any intellectual property rights of any third party; and (iv) no infringement, misappropriation or conflict will occur as a result of the transactions contemplated by this Agreement.

          3.1.8  No Knowledge of Material Facts.  To Seller's Knowledge, there
                 ------------------------------
is no material fact, circumstance or condition existing as of the date hereof (other than the consents and approvals contemplated by this Agreement) that would prohibit or interfere with the performance by Seller of the transactions contemplated by this Agreement or which would be reasonably likely to have a Material Adverse Effect on PBH's Opaque Lens Business.

     3.2  REPRESENTATIONS AND WARRANTIES OF THE BUYER.  The Buyer represents and
          -------------------------------------------
warrants to the Seller as follows:

          3.2.1  Corporate Status.  The Buyer is a corporation duly organized,
                 ----------------
validly existing and in good standing under the laws of the State of Delaware.

          3.2.2  Authorization.  The Buyer has the corporate power and authority
                 -------------
to execute and deliver this Agreement and the other agreements contemplated hereby, to perform fully its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Buyer of this Agreement and the other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action of the Buyer. The Buyer has duly executed and delivered this Agreement and the other agreements contemplated hereby. This Agreement and each of the other agreements contemplated hereby is a legal, valid and binding obligation of the Buyer, enforceable against it in accordance with its respective terms, except as such enforceability may be limited by (a) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors' rights generally and (b) applicable equitable principles (whether considered in a proceeding at law or in equity).

          3.2.3  No Conflicts.  The execution, delivery and performance by the
                 ------------
Buyer of this Agreement and the other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, do not and will not conflict with or result in a violation of or a default under (with or without the giving of notice or the lapse of time or both) (a) any Applicable Law applicable to the Buyer or (b) the certificate of incorporation or by-laws or other organizational documents of the Buyer.

          3.2.4  Litigation.  There is no action, claim, suit, judgment,
                 ----------
injunction, order or decree pending, or to the Buyer's

Knowledge threatened, against Buyer which relates to the transactions contemplated by this Agreement.

          3.2.5  Available Funds.  The Buyer has, or will have on the Closing
                 ---------------
Date, sufficient funds available to pay the purchase price on the Closing Date.


                                  ARTICLE IV

                                   COVENANTS

     4.1  COVENANTS OF THE SELLER.
          -----------------------

          4.1.1  Pre-Closing Access and Information.  From the date hereof to
                 ----------------------------------
the Closing Date, the Seller will give the Buyer and its accounting and legal representatives, reasonable access, during normal business hours and upon reasonable notice, to all documents, records, work papers and information with respect to all of the Seller's properties, assets, books, contracts, commitments, reports and records which are reasonably related to PBH's Opaque Lens Business (except for confidential or privileged documents), as the Buyer shall from time to time reasonably request. In addition, the Seller will permit the Buyer and its accounting and legal representatives reasonable access to such personnel of the Seller during normal business hours and upon reasonable notice as may be reasonably related to the Buyer's review of PBH's Opaque Lens Business.

          4.1.2  Further Actions.
                 ---------------

          (a) The Seller agrees to use best efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated hereby as soon as practicable after the date hereof.

          (b) The Seller will, as promptly as practicable, file or supply, or cause to be filed or supplied, all applications, notifications and information required to be filed or supplied by the Seller pursuant to Applicable Law in connection with this Agreement and the consummation of the other transactions contemplated hereby including, without limitation, using its best efforts to diligently and expeditiously submit to the FTC all filings, applications, notifications and information required in order for the FTC to designate Buyer as the approved divestiture candidate pursuant to the Consent Order or as otherwise required in order to obtain the approvals referred to in Section
5.1.1. hereof.

          4.1.3  Conduct of Business.  From the date hereof through the Closing
                 -------------------
Date, the Seller covenants and agrees that:

          (a) the Seller will conduct PBH's Opaque Lens Business in the ordinary course of business;

          (b) notwithstanding anything herein to the contrary, Seller shall not enter into any "dealing" or "dating" arrangements with customers outside the ordinary course of business (as such terms are used in the industry) in order to increase sales or increase customer inventory levels beyond their normal requirements;

          (c) the Seller will use its reasonable efforts in good faith to preserve the goodwill, reputation and present relationships of PBH's Opaque Lens Business with suppliers, customers, lessors, licensors and others having business relations with PBH's Opaque Lens Business;

          (d) the Seller will (i) maintain and keep in full force all insurance currently in place relating to PBH's Opaque Lens Business, (ii) cause the books and records of PBH's Opaque Lens Business to be maintained in the ordinary course of business on a basis consistent with past practices, (iii) perform and comply in all material respects with its obligations under all material contracts related to PBH's Opaque Lens Business, (iv) maintain levels and types of inventory of PBH's Opaque Lens Business in the ordinary course of business; and

          (e) the Seller will not (i) sell, lease, transfer or otherwise dispose of any of the assets comprising PBH's Opaque Lens Business, other than the use or sale or other transfer or disposal of such assets in the ordinary course of PBH's Opaque Lens Business, (ii) enter into any joint venture, partnership or other similar arrangement for the operation of the assets comprising PBH's Opaque Lens Business, (iii) modify, amend or supplement the Consent Order, if such modification, amendment or supplement could reasonably be expected to have a Material Adverse Effect on PBH's Opaque Lens Business or (iv) without Buyer's prior consent, enter into any material contract which is primarily related to PBH's Opaque Lens Business.

          4.1.4  Announcement.   Promptly following the Closing Date, Seller
                 ------------
shall send an announcement, in form and substance reasonably satisfactory to Buyer, to all of the current customers of PBH's Opaque Lens Business informing such customers of the sale of PBH's Opaque Lens Business to Buyer.

     4.2  COVENANTS OF THE BUYER.
          ----------------------

          4.2.1  Further Actions.
                 ---------------

          (a) The Buyer agrees to use best efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated hereby as soon as practicable after the date hereof.

          (b) The Buyer will, as promptly as practicable, file or supply, or cause to be filed or supplied, all applications, notifications and information required to be filed or supplied by the Buyer pursuant to Applicable Law in connection with this Agreement and the consummation of the other transactions contemplated hereby including, without limitation, using its best efforts to diligently and expeditiously submit to the FTC all filings, applications, notifications and information required in order for the FTC to designate Buyer as the approved divestiture candidate pursuant to the Consent Order or as otherwise required in order to obtain the approvals referred to in Section
5.1.1. hereof.

          4.2.2  Use of Business Names by the Buyer.  Except with respect to the
                 ----------------------------------
trademarks, service marks or brand names being conveyed as part of PBH's Opaque Lens Business, to the extent the trademarks, service marks, trade, corporate or business names of the Seller or of any of the Seller's Affiliates are used by PBH's Opaque Lens Business on stationery, invoices, receipts, forms, packaging, advertising and promotional materials, products, training and service literature and materials constituting part of PBH's Opaque Lens Business ("Marked
                                                                ------
Materials"), the Buyer may use such Marked Materials after the Closing Date for
---------
a period of one (1) year without altering or modifying such Marked Materials, or removing or rendering illegible all such trademarks, service marks, or trade, corporate or business names, but the Buyer shall not thereafter use such trademarks, service marks, brand names or trade, corporate or business names in any other manner without the prior written consent of the Seller. Except with respect to the trademarks, service marks or brand names being conveyed as part of PBH's Opaque Lens Business, immediately upon the expiration of such one (1) year period, the Buyer shall remove or render illegible such trademarks, service marks, brand names or trade, corporate or business names therefrom or clearly and prominently mark the name of the Buyer thereon and indicate that the Buyer is not affiliated with the Seller or any Affiliate thereof. Notwithstanding the foregoing, Buyer shall be under no obligation to remove or render illegible any such trademarks, service marks, brand names or trade, corporate or business names from any product information, instructions or materials which are included in product manufactured by Seller.

          4.2.3  Post-Closing Access and Information.
                 -----------------------------------

          (a) After the Closing Date, the Buyer will (and will cause each of its Affiliates and its Affiliates' respective accountants, counsel, consultants, employees and agents to) give the Seller's accountants and consultants, reasonable access, during normal business hours and upon reasonable notice, to all employees, documents, records, work papers and information with respect to all of such Person's properties, assets, books, contracts, commitments, reports and records relating to PBH's Opaque Lens Business, as the Seller shall from time to time reasonably request (to the extent necessary to comply with any request of any competent governmental authority or to verify compliance pursuant to this Agreement of any of the agreements contemplated hereby). In addition, the Buyer shall permit the Seller to make copies at its own expense of any of the above-mentioned documents, records and information. In addition, the Buyer will permit the Seller and its accountants, counsel, consultants, employees and agents, reasonable access to such personnel of the Buyer during normal business hours and upon reasonable notice as may be necessary or useful to the Seller in its review of the properties, assets and business affairs of PBH's Opaque Lens Business and the above-mentioned documents, records and information.

          (b) The Buyer will retain all books and records relating to PBH's Opaque Lens Business for at least five years.

          (c) Notwithstanding any provision to the contrary in this Section 4.2.3, Seller shall not be required to provide, disclose or otherwise make available to any department of Seller other than the accounting and legal departments any Information Relating to Licensing of Patents. Further, Seller shall use any Information Relating to Licensing of Patents obtained by Seller only in Seller's capacity a licensor of the patents described in the Knapp License Agreement, in order to collect royalties due and owing pursuant to the Knapp License Agreement.

          4.2.4  Employees.  No employees of Seller nor any of its Affiliates
                 ---------
shall be transferred to Buyer or any of its Affiliates in connection with the transactions contemplated by this Agreement. In addition, for a period of eighteen (18) months after the date of this Agreement, without the prior written approval of Seller, neither Buyer nor any of its Affiliates will directly or indirectly, solicit, encourage, entice or induce any person who is or was employed by the Seller or any of its Affiliates as of the date hereof or at any time hereafter during such eighteen (18) month period and with whom Buyer has had contact in connection with the assessment of the technologies, patents and other know-how during Buyer's consideration of the purchase of PBH's Opaque Lens

Business or the administration of this Agreement, the Supply Agreement or the License Agreements, to terminate his or her employment with Seller or any of its Affiliates or hire any such person. Buyer agrees that any remedy at law for any breach by it of this Section 4.2.4 would be inadequate, and Seller would be entitled to injunctive relief in such a case. If it is ever held that the restrictions placed on Buyer by this Section 4.2.4 are too onerous and are not necessary for the protection of Seller, the Parties hereto agree that any court of competent jurisdiction may reduce the duration or scope hereof, or delete specific words or phrases, and in its reduced form such provision will then be enforceable and will be enforced.

          4.2.5  FTC Compliance.
                 --------------

          (a) Buyer shall submit to the trustee to be appointed pursuant to the Consent Order (including any successor thereto, the "Trustee"), periodic
                                                     -------
verified written reports setting forth in detail the efforts of Buyer to sell in the United States PBH's Opaque Lens Products supplied by PBH and to obtain all FDA approvals necessary to manufacture or have manufactured on its behalf PBH's Opaque Lens Products for sale in the United States. Such reports shall be submitted 60 days after the date this Agreement is approved by the FTC and every 90 days thereafter until all necessary FDA approvals are obtained by the Buyer to manufacture PBH's Opaque Contact Lenses for sale in the United States. In addition, the Buyer shall report to the FTC and the Trustee at least thirty (30) days prior to its ceasing the manufacture or sale of PBH's Opaque Lens Products in the United States for any time period exceeding sixty (60) days or abandoning its efforts to obtain all necessary FDA approvals to manufacture on its own PBH's Opaque Lens Products for sale in the United States.

          (b)  In furtherance of the terms and conditions of the Consent Order
(i) with respect to the Trustee's powers, duties, authorities and responsibilities, the Buyer shall cooperate with and permit the Trustee to monitor Buyer's compliance under this Agreement, the License Agreements and the Supply Agreement and (ii) the Buyer shall cooperate with each of the FTC and the Trustee in order to fully achieve the purposes thereof (including, without limitation, entering into a trust agreement with the trustee, if the trustee or the FTC so requests).

          (c) As soon as reasonably practicable after the date hereof, Buyer will use its best efforts to submit to the FTC, along with its application to be the approved divestiture candidate pursuant to the Consent Order, (i) a certification attesting to Buyer's good faith intention and including an actual plan by Buyer to obtain in an expeditious manner all necessary FDA approvals to manufacture or have manufactured PBH's Opaque Lens Products for sale in the United States and (ii) any other documents or other information requested of Buyer by the FTC in order to obtain the approvals referred to in Section 5.1.1 hereof.

     4.3  MUTUAL COVENANTS OF THE PARTIES.
          -------------------------------

          4.3.1  Confidentiality.
                 ---------------

          (a) Each of the Parties hereto, on behalf of itself and its Affiliates, agrees to refrain from using in any manner and to keep confidential in the same manner as it protects the confidentiality of similar information and data of its own, any and all confidential information and confidential data which it has received as a result of this Agreement (whether prior to, on or after the Closing Date) or any investigation made in connection herewith, except to the extent that such Party can demonstrate that the information and/or data
(i) was already known to it or in its possession on a non-confidential basis on the date of receipt, (ii) is subsequently disclosed to it on a non-confidential basis by a third party which does not have an obligation of confidentiality with the non-disclosing Party with respect to such information or (iii) is otherwise publicly available on a nonconfidential basis. Notwithstanding the foregoing, each of the Parties and their respective Affiliates shall be free (A) to disclose any such information or data to the extent (i) required by law, (ii) required by a Governmental Authority in a duly authorized investigation or (iii) during the course of a proceeding or other legally required filing (including, without limitation, with respect to taxes or regulatory compliance) and (B) to use all information and data in their possession on the Closing Date hereof (and not received from the other Party) and all information and data developed by them during the term of this Agreement following any termination of this Agreement. Prior to any disclosure by either Party pursuant to the preceding sentence, the Party proposing such disclosure shall be required to give the non-disclosing Party reasonable prior notice of such intended disclosure and, if requested by the non-disclosing Party, use reasonable best efforts to assist the non-disclosing Party's efforts to obtain a protective order or similar protection.

          (b) If this Agreement is terminated for any reason whatsoever, Buyer will return (or, if requested by Seller, destroy) to the Seller all tangible embodiments (and all copies) of all confidential information and data which are in Buyer's possession and Buyer will not, nor will it permit any of its employees, agents or representatives to, use or disclose to any third party any such confidential information or data (except to the extent such information becomes publicly available through no fault of Buyer, its affiliates or representatives or disclosure thereof is required by law).

          (c) In addition, neither Buyer nor Seller shall disclose the existence or terms of this Agreement to any Person without prior written consent of the other Party, except that each of the Parties and their respective Affiliates shall be free to disclose any such information or data to the extent
(i) required by law, (ii) required by a Governmental Authority in a duly authorized investigation or (iii) that during the course of a proceeding or other legally required filing (including, without limitation, with respect to taxes or regulatory compliance). Notwithstanding the foregoing, Seller shall be permitted (subject to a customary confidentiality agreement) to disclose the existence and terms of this Agreement to a prospective purchaser of all or any part of Seller's or its Affiliates' contact lens business to which this Agreement relates. Buyer may disclose (subject to a customary confidentiality agreement to be supplied to Buyer by Seller) the existence and terms of this Agreement to a third party only in the course of negotiations for the potential sale or transfer of Buyer's contact lens business which would be permitted under
Section 7.15 hereof.

          4.3.2  Further Assurances.  Following the Closing, the Parties shall,
                 ------------------
and shall cause their Affiliates to, from time to time, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably requested by any other Party, to confirm and assure the rights and obligations provided for in this Agreement and render effective the consummation of the transactions contemplated hereby.

          4.3.3  FDA Reporting.  So long as Buyer is selling Supplied Product,
                 -------------
each Party agrees to notify the other Party within forty-eight (48) hours of learning of an MDR reportable event (as defined in the FDA Medical Device Reporting regulation) relating to the Supplied Product or the failure of any Supplied Product to meet standards found in said Supplied Product's PMA ("PMA
                                                                          ---
Standards"), unless earlier notification is required pursuant to Applicable Law,
---------
including applicable FDA regulations.

          4.3.4 Compliance with Consent Order. Subject to the terms of the Supply Agreement and the License Agreements, after the Closing Date, each of Buyer and Seller shall make all reasonable efforts to comply with the terms and provisions of the Consent Order.

                                   ARTICLE V

                             CONDITIONS PRECEDENT

     5.1  CONDITIONS TO OBLIGATIONS OF EACH PARTY. The obligations of the
          ---------------------------------------
Parties to consummate the transactions contemplated hereby shall be subject to the fulfillment on or prior to the Closing Date of the following conditions:

          5.1.1  FTC Approval.  (i) The Parties shall have received the final
                 ------------
approval and consent of the FTC to Buyer as an independent competitor in the research, development, manufacture, distribution and sale of Opaque Contact Lenses; and (ii) the Parties shall have received the final approval and consent of the FTC to the terms and conditions of this Agreement, the License Agreements and the Supply Agreement.

          5.1.2  No Injunction, etc.  Consummation of the transactions
                 ------------------
contemplated hereby shall not have been restrained, enjoined or otherwise prohibited by any order, injunction, decree or judgment of any court or other Governmental Authority.

          5.1.3 No Litigation. No suit, action, investigation, inquiry or other proceeding by any Person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby or which would materially and adversely affect the operation by Buyer of PBH's Opaque Lens Business after the Closing Date.

                                  ARTICLE VI

                                  TERMINATION

          6.1  ABILITY TO TERMINATE PRIOR TO CLOSING.  (a) The Parties may
               -------------------------------------
terminate this Agreement as follows:

          (i) the Buyer and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing; or

          (ii) either the Seller or Buyer may terminate this Agreement by giving written notice to the other if the Closing shall not have occurred on or prior to March 17, 1997, by reason of the failure of any condition precedent under
Section 5.1. Notwithstanding the foregoing, neither Party may terminate this Agreement pursuant to Section 6.1(ii) if such Party is in material default hereunder, or if a delay in any decision or determination by the FTC with respect to the approvals contemplated by Section

5.1.1 has been caused or materially contributed to by such Party's action or inaction.

          6.2  ABILITY TO TERMINATE POST-CLOSING.  The FTC may require Buyer to
               ---------------------------------
divest of PBH's Opaque Lens Business upon the occurrence of any of the following:

          (i) if the Buyer ceases for sixty (60) days or more the sale of PBH's Opaque Lens Products in the United States prior to obtaining all necessary FDA approvals to manufacture on its own PBH's Opaque Lens Products for sale in the United States;

          (ii) if the Buyer abandons its efforts to obtain all necessary FDA approvals to manufacture on its own PBH's Opaque Lens Products for sale in the United States; or

          (iii) if the Buyer fails to obtain all necessary FDA approvals to manufacture on its own PBH's Opaque Lens Products for sale in the United States within eighteen (18) months from the date the FTC approves this Agreement with the Buyer; provided that the aforementioned eighteen (18) month period may be extended for a period not to exceed twenty-four (24) months (computed as from the date the FTC approves this Agreement with the Buyer) if the FTC determines that the Buyer has made good faith efforts to obtain all necessary FDA approvals for manufacturing PBH's Opaque Contact Lens Products for sale in the United States and that such FDA approvals appear likely to be obtained within the extended time period.

          Upon the occurrence of any such divestiture required by the FTC, Buyer shall seek a New Acquirer (as such term is defined in the Consent Order) and the proceeds and liabilities of such divestiture shall be for Buyer's account.

          6.3  EFFECT OF PRE-CLOSING TERMINATION.  If this Agreement is
               ---------------------------------
terminated pursuant to Section 6.1, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to the other Party; provided that the provisions contained in Sections 4.2.4, 4.3.1 and 7.4 hereof shall survive such termination.


                                  ARTICLE VII

                                 MISCELLANEOUS

     7.1  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.  The representations and
          ------------------------------------------
warranties made by Buyer and Seller in this Agreement shall survive the Closing Date until the first anniversary of this Agreement; provided that Seller's representation and warranty as to title to the purchased assets shall survive until the expiration of the relevant statute of limitations applicable to such representation and warranty; provided further that neither Buyer nor Seller will be liable for any breach of any of the representations or warranties contained in this Agreement unless written notice of a possible claim for indemnification with respect to such breach is given by either Party to the other on or before the first anniversary of the date of this Agreement; provided further that neither Buyer nor Seller will have any liability for any breach of any representation or warranty contained in this Agreement until Buyer or Seller, as the case may be, and their respective Affiliates, have suffered Losses by reason of all such breaches (or alleged breaches) in excess of $100,000, and then only to the extent that such Losses exceed such amount. Notwithstanding any provision to the contrary contained herein, in no event will Seller or Buyer be liable for any Losses of the other Party or its Affiliates in excess of $7,500,000.

     7.2  INDEMNIFICATION.
          ---------------

          7.2.1  Indemnification of the Seller.  Subject to the limitations set
                 -----------------------------
forth in this Section 7.1, 7.2 and 7.3, Buyer shall indemnify and hold harmless Seller and its Affiliates and their respective directors, shareholders, officers, employees, agents, consultants, representatives, successors and permitted assigns (collectively, "Seller Indemnified Parties") from and against any and all Losses caused by, arising out of, or resulting from (i) Buyer's failure to perform any of its covenants, obligations or agreements hereunder, including, without limitation, any failure to pay and discharge the Assumed Liabilities and (ii) Buyer's ownership, use or operation of PBH's Opaque Lens Business on or after the Closing Date.

          7.2.2  Indemnification of the Buyer.  Subject to the limitations set
                 ----------------------------
forth in Sections 7.1, 7.2 and 7.3, Seller shall indemnify and hold harmless Buyer and its Affiliates and their respective directors, shareholders, officers, employees, agents, consultants, representatives, successors and permitted assigns (collectively, "Buyer Indemnified Parties") from and against any and all Losses caused by, arising out of, or resulting from (i) Seller's failure to perform any of its covenants, obligations or agreements hereunder, including without limitation any failure to pay and discharge the Retained Liabilities and
(ii) the Seller's ownership, use or operation of PBH's Opaque Lens Business prior to the Closing Date.

          7.2.3  Notice of Claims.
                 ----------------

          (a) Any Buyer Indemnified Party or Seller Indemnified Party (the "Indemnified Party") seeking indemnification hereunder shall, within the relevant limitation period provided for in Section 7.1 above, give to the party obligated to provide indemnification to such Indemnified Party (the "Indemnitor") a notice (a "Claim Notice") describing in reasonable detail the facts giving rise to any claims for indemnification hereunder and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement or any agreement, document or instrument executed pursuant hereto or in connection herewith upon which such claim is based; provided, that a Claim Notice in respect of any action at law or suit in equity by or against a third Person as to which indemnification will be sought shall be given promptly after the action or suit is commenced; and provided further, that failure to give such notice shall not relieve the Indemnitor of its obligations hereunder except to the extent that Indemnitor shall have been prejudiced by such failure.

          (b) The Indemnitor shall have thirty (30) days after the giving of any Claim Notice pursuant hereto to (i) agree to the amount or method of determination set forth in the Claim Notice and to pay such amount to such Indemnified Party in immediately available funds or (ii) to provide such Indemnified Party with notice that it disagrees with the amount or method of determination set forth in the Claim Notice (the "Dispute Notice"). Within thirty (30) days after the giving of the Dispute Notice, a representative of Indemnitor and such Indemnified Party shall negotiate in a bona fide attempt to resolve the matter. In the event that the controversy is not resolved within sixty (60) days of the giving of the Dispute Notice, the parties shall proceed to binding arbitration administered by the American Arbitration Association in accordance with such association's rules and procedures.

          7.2.4  Third Person Claims.  If a claim by a third Person is made
                 -------------------
against an Indemnified Party, and if such Party intends to seek indemnity with respect thereto under this Article VII (subject to the limitations contained herein), such Indemnified Party shall promptly notify the Indemnitor in writing of such claims, setting forth such claims in reasonable detail. The Indemnitor shall have thirty (30) days after receipt of such notice to commence to undertake, conduct and control, through counsel of its own choosing and at its own expense, the settlement or defense thereof, and the Indemnified Party shall cooperate with it in connection therewith; provided that the Indemnified Party may participate in such settlement or defense through counsel chosen by such Indemnified Party and paid at its own expense. So long as the Indemnitor is reasonably contesting any such claim in good faith, the Indemnified Party shall not pay or settle any such claim without the consent of the Indemnitor. If the Indemnitor does not notify the Indemnified Party within thirty (30) days after receipt of the Indemnified Party's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the Indemnified Party shall have the right to contest, settle or compromise the claim but shall not thereby waive any right to indemnity therefore pursuant to this Agreement. The Indemnitor shall not, except with the consent of the Indemnified Party, enter into any settlement that does not include as an unconditional term thereof the giving by the person or persons asserting such claim to all Indemnified Parties (i.e. the Seller Indemnified Parties or the Buyer Indemnified Parties, as the case may be) of an unconditional release from all liability with respect to such claim or consent to entry of any judgment.

     7.3  LIMITATIONS ON DAMAGES.
          ----------------------

          7.3.1  Waiver of Non-Compensatory Damages.  No Party shall be entitled
                 ----------------------------------
to recover from the other Party for any Losses under this Agreement any amount in excess of the actual compensatory damages, court costs and reasonable attorney fees suffered by such Party; and the Buyer and the Seller waive any right to recover consequential damages arising in connection with or with respect to Losses under this Agreement.

          7.3.2  Mitigation Obligation.  Each Person entitled to recover any
                 ---------------------
Losses pursuant to this Agreement shall take all reasonable steps to mitigate all Losses after becoming aware of any event which could reasonably be expected to give rise to any Losses that are recoverable hereunder or in connection herewith.

          7.3.3  Post-Closing Actions.  Notwithstanding anything in this
                 --------------------
Agreement to the contrary, the Seller shall not be responsible for any liability or obligation resulting from the failure of the Buyer to comply with Applicable Law or the rights of third parties after the Closing even if PBH's Opaque Lens Business is operated after the Closing in the same manner in which PBH's Opaque Lens Business was operated prior to Closing.

     7.4  EXPENSES.
          --------

          (a)  Generally.  Except as otherwise provided herein, the Seller, on
               ---------
the one hand, and the Buyer, on the other hand, shall bear their respective expenses, costs and fees (including attorneys' and accountants' fees) in connection with the transactions contemplated hereby, including the preparation, execution and delivery of this Agreement and compliance herewith, whether or not the transactions contemplated hereby are consummated.

          (b)  Transfer Taxes.  Buyer and Seller shall bear equally all sales,
               --------------
use, value added, documentary, stamp, gross receipts, registration, transfer, conveyance, excise, recording, license and other similar taxes and fees ("Transfer Taxes"), arising out of or in connection with or attributable to the
  --------------
transactions effected pursuant to this Agreement. Seller shall be responsible for the timely payment to Governmental Authorities of, and shall prepare and timely file all tax returns required to be filed in respect of, all Transfer Taxes.

     7.5  SPECIFIC PERFORMANCE; NO LIQUIDATED DAMAGES.  Because the assets of
          -------------------------------------------
PBH's Opaque Lens Business are unique, the Parties agree that money damages would not be an adequate remedy for any breach on the part of either Party to this Agreement which could result in a failure of the transactions contemplated herein to close. Therefore, in the event of a breach or threatened breach of this Agreement which could result in a failure of the transactions contemplated hereby to close, either Party may, in addition to other rights or remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or other injunctive relief to enforce the provisions herein (without posting a bond or other security). SELLER'S RIGHT TO RETAIN THE $1,000,000 DEPOSIT DESCRIBED IN SECTION 2.1(a) ABOVE SHALL NOT BE CONSTRUED AS LIQUIDATED DAMAGES OR IN ANY WAY LIMIT THE SELLER'S RIGHT TO SEEK MONETARY DAMAGES AND/OR SPECIFIC PERFORMANCE OF THE TERMS OF THIS AGREEMENT.

     7.6  SEVERABILITY.  If any covenant, agreement, provision or term of this
          ------------
Agreement is held to be invalid for any reason whatsoever, then such covenant, agreement, provision or term will be deemed severable from the remaining covenants, agreements, provisions and terms of this Agreement and will in no way affect the validity or enforceability of any other provision of this Agreement.

     7.7  NOTICES.  All notices, requests, demands, waivers and other
          -------
communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (i) delivered personally, (ii) mailed by registered or certified mail, return receipt requested, postage prepaid, (iii) sent by reputable overnight courier or (iv) sent by telecopy (with confirmation of receipt).

          If to the Seller:
          ----------------

               Wesley-Jessen Corporation
               PBH, Inc.
               333 East Howard Avenue
               Des Plaines, Illinois  60028-5904
               Attn:  President
               Fax No. (847) 294-3058
               Confirm No. (847) 294-3000

               with a copy, which will
               -----------------------
               not constitute notice to
               ------------------------
               the Seller, to:
               --------------

               Sweeney, Lev & Blinkoff
               460 Bloomfield Avenue
               Montclair, New Jersey  07042
               Attn:  Gerald B. Sweeney
               Fax No. (201) 509-1074
               Confirm No. (201) 509-1800

          If to the Buyer:
          ---------------

               The Cooper Companies, Inc.
               6140 Stoneridge Mall Road, Suite 590
               Pleasanton, CA 94588
               Attention:  Robert S. Weiss/Carol R. Kaufman
               Fax No. (510) 460-3662
               Confirm. No. (510) 460-3660

               and with a copy to:
               ------------------

               CooperVision, Inc.
               200 Willowbrook Office Park
               Fairport, New York  14450
               Attn: John Calcagno, Vice President General Manager Fax No. (716) 264-3278
               Confirm. No. (716) 385-6810
               with a copy, which will
               -----------------------
               not constitute notice to
               ------------------------
               the Buyer, to:
               -------------

               Latham & Watkins
               505 Montgomery St.; Suite 1900
               San Francisco, CA 94111
               Attention:  Tracy K. Edmonson
               Fax No. (415) 395-8095
               Confirm. No. (415) 391-0600

or, in each case, at such other address as may be specified in writing to the other Parties.

All such notices, requests, demands, waivers and other communications shall be deemed to have been received (i) if by personal delivery on the date after such delivery, (ii) if by certified or registered mail, on the seventh business day after the mailing thereof, (iii) if by overnight courier, on the day delivered,
(iv) if by telecopy, on the day on which such telecopy was sent and the transmission thereof confirmed.

     7.8  HEADINGS.  The headings used in this Agreement are for the purpose of
          --------
reference only and will not affect the meaning or interpretation of any provision of this Agreement.

     7.9  ENTIRE AGREEMENT.  This Agreement (including the Schedules and
          ----------------
Exhibits hereto) and other agreements and documents contemplated hereby (when executed and delivered) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof. The representations and warranties made by the Seller in this Agreement and the Schedules that accompany this Agreement, supersede, replace and nullify in every respect the data set forth in any other document, material or statement, whether written or oral, made available to the Buyer (the "Other Material") and the Buyer shall not rely on any data contained
            --------------
in the Other Material for any purpose whatsoever, including, without limitation, as a promise, projection, guaranty, representation, warranty or covenant.

     7.10 COUNTERPARTS.  The Parties may execute this Agreement in separate
          ------------
counterparts (no one of which need contain the signatures of all Parties), each of which will be an original and all of which together will constitute one and the same instrument.

     7.11 DISCLOSURE.  Any information set forth in any Schedule attached to
          ----------
this Agreement or incorporated in any Section of this

Agreement shall be considered to have been set forth in each other Schedule to this Agreement.

     7.12 LIMITATION OF WARRANTIES.  THE EXPRESS REPRESENTATIONS OF THE SELLER
          ------------------------
CONTAINED IN THIS AGREEMENT ARE EXCLUSIVE AND ARE IN LIEU OF, AND THE SELLER EXPRESSLY DISCLAIMS AND NEGATES AND THE BUYER HEREBY WAIVES, ANY REPRESENTATION OR WARRANTY WITH RESPECT TO THE QUALITY, QUANTITY OR CONDITION OF THE ASSETS COMPRISING PBH'S OPAQUE LENS BUSINESS OR THE OWNERSHIP OR OPERATION OF PBH'S OPAQUE LENS BUSINESS OR ANY PART THEREOF, EXCEPT AS OTHERWISE SET FORTH HEREIN. THE SELLER DOES NOT MAKE OR PROVIDE, AND THE BUYER HEREBY WAIVES, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, AS TO THE QUALITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, CONFORMITY TO SAMPLES, OR CONDITION OF ANY OF THE ASSETS COMPRISING PBH'S OPAQUE LENS BUSINESS OR ANY PART THERETO, EXCEPT AS OTHERWISE SET FORTH HEREIN. THE SELLER DISCLAIMS AND NEGATES, AND THE BUYER HEREBY WAIVES, ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS, IMPLIED OR STATUTORY. THE ITEMS OF PERSONAL PROPERTY, EQUIPMENT, IMPROVEMENTS, FIXTURES AND APPURTENANCES CONVEYED AS PART OF THE ASSETS COMPRISING PBH'S OPAQUE LENS BUSINESS ARE SOLD, AND THE BUYER ACCEPTS SUCH ITEMS "AS IS, WITH ALL FAULTS", EXCEPT AS OTHERWISE SET FORTH HEREIN. THERE ARE NO WARRANTIES THAT EXTEND BEYOND THE FACE OF THIS AGREEMENT.

     7.13 GOVERNING LAW, ETC.  This Agreement will be governed by and construed
          ------------------
in accordance with the domestic laws of the State of Illinois, without giving effect to any choice of law or conflict provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of Illinois to be applied.

     7.14 BINDING EFFECT.  This Agreement shall be binding upon and inure to
          --------------
the benefit of the Parties and their respective successors and permitted assigns.

     7.15 ASSIGNMENT.  Seller may assign its rights and delegate its duties
          ----------
under this Agreement. Buyer may not convey, assign, dispose or transfer (whether directly or indirectly, by operation of law, change in control or otherwise) its rights or delegate its duties under this Agreement without the prior written consent of the Seller, which consent may be withheld in Seller's sole discretion; provided that notwithstanding the foregoing, Buyer may assign its rights or delegate its duties under this Agreement as part of a sale, transfer or other disposition (whether by asset sale, stock sale, merger, reorganization or otherwise) of all or any portion of Buyer's contact lens business. Any conveyance, assignment, disposal or transfer (whether directly or indirectly, by operation of law, change in control or otherwise) of Buyer's rights or duties under this Agreement to any Person, except as otherwise specifically permitted in this Section 7.15, shall cause this Agreement to automatically and immediately terminate upon the occurrence of such event, except for Buyer's obligations to pay any amounts due and owing or which later become due and owing pursuant to this Agreement, the License Agreements or the Supply Agreement.

     7.16 NO THIRD PARTY BENEFICIARIES.  Nothing in this Agreement shall confer
          ----------------------------
any rights upon any person or entity other than the Parties and their respective successors and permitted assigns.

     7.17 BULK TRANSFER LAWS.  The Buyer acknowledges that the Seller will not
          ------------------
comply with the provisions of any bulk transfer laws of any jurisdiction in connection with the transactions contemplated by this Agreement and, notwithstanding anything to the contrary set forth herein, the failure to so comply will not constitute a breach under any representation, warranty or of any covenant of the Seller contained herein; provided, however, that Seller hereby agrees to indemnify and hold Buyer and its Affiliates or assigns harmless from any loss, liability, obligation or cost suffered by Buyer, its Affiliates or assigns as a result of the failure by Seller to comply with any applicable bulk sales laws (which indemnification shall not be subject to the indemnification limitations set forth in Section 7.1 hereof).

     7.18 PRESS RELEASES AND PUBLIC ANNOUNCEMENTS.  No Party shall issue any
          ---------------------------------------
press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party (unless such Party is legally required to do so on the advice of counsel).

     7.19 AMENDMENT, WAIVERS, ETC.  No amendment, modification or discharge of
          -----------------------
this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the Party against whom enforcement of the amendment, modification, discharge or waiver is sought (or the FTC or the Trustee, as the case may be, in the case of any provision of this Agreement for the benefit of the FTC or the Trustee). Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the Party (or the FTC or the Trustee, as the case may be, in the case of any provision of this Agreement for the benefit of the FTC or the Trustee) granting such waiver in any other respect or at any other time. Neither the waiver by any of the Parties (or the FTC or the Trustee, as the case may be, in the case of any provision of this Agreement for the benefit of the FTC or the Trustee) of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the Parties (or the FTC or the

Trustee, as the case may be, in the case of any provision of this Agreement for the benefit of the FTC or the Trustee), on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder.

          7.20 FORCE MAJEURE.       Neither Party shall be responsible for any
               -------------
failure to comply with the terms of this Agreement where such failure is due to force majeure, which shall include, without limitation, fire, flood, explosion, strike, labor disputes, labor shortages, picketing, lockout, transportation embargo or failures or delays in transportation, strikes or labor disputes affecting supplies, acts of God, civil riot or insurrection or acts of any Governmental Authority.


                                  ARTICLE VII

                                  DEFINITIONS

     8.1  DEFINITION OF CERTAIN TERMS.  The terms defined in this Section 8.1,
          ---------------------------
whenever used in this Agreement (including in the Schedules), shall have the respective meanings indicated below for all purposes of this Agreement:

          "Affiliate" of a Person means a Person that directly or indirectly
           ---------
through one or more intermediaries, controls, is controlled by, or is under common control with, the first Person. "Control" (including the terms
                                        -------
"controlled by" and "under common control with") means the possession, directly
--------------       -------------------------
or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

          "Agreement" means this Asset Purchase Agreement, including the
           ---------
Schedules and Exhibits hereto.

          "Applicable Law" means all applicable provisions of all (i)
           --------------
constitutions, treaties, statutes, laws, regulations, ordinances or orders of any Governmental Authority and (ii) Governmental Approvals.

          "Governmental Approval" means any consent, approval, authorization,
           ---------------------
waiver or permit from any Governmental Authority.

          "Governmental Authority" means any nation or government, any state or
           ----------------------
other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Information Relating to Licensing of Patents" means any information
           --------------------------------------------
not in the public domain disclosed by the Buyer to Seller relating to the license of the patents pursuant to the Knapp License Agreement.

          "Known" or "Knowledge" means the actual personal knowledge, without
           -----      ---------
imputation of any other person and without independent investigation, of an individual employed by a Party for whom a significant portion of his or her duties relates to matters as to which the applicable representation or warranty is made hereunder.

          "Licensed Territory" means the United States and its territories and
           ------------------
possessions.

          "Lien" means any mortgage, pledge, security interest or encumbrance.
           ----

          "Loss" means any loss, liability, deficiency, damage or expense
           ----
(including reasonable legal fees and expenses) which either Party may suffer, sustain or become subject to.

          "Material Adverse Effect" means a material adverse effect on the
           -----------------------
financial condition and operating results of PBH's Opaque Lens Business.

          "Opaque Contact Lenses" means contact lenses containing opaque
           ---------------------
materials that cover the iris and that are designed to change the apparent color of the eye.

          "PBH's Opaque Lens Products" means Opaque Contact Lenses researched,
           --------------------------
developed, manufactured, distributed, and sold by Seller in the United States, including, but not limited to, those marketed and sold under the brand name Natural Touch(TM).

          "Permitted Liens" means (i) Liens for taxes not yet due and payable or
           ---------------
which are being contested in good faith and by appropriate proceedings, (ii) recorded Liens, (iii) liens of carriers, warehousemen, mechanics and materialmen and incurred in the ordinary course of business, that in the aggregate do not have a material adverse effect upon the assets comprising PBH's Opaque Lens Business, or (iv) Liens that, in the aggregate, do not materially detract from the value of any of the property or assets of PBH's Opaque Lens Business or materially interfere with the use thereof as currently used or contemplated to be used.

          "Person" means an individual, a partnership, a corporation, an
           ------
association, a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "reasonable efforts" means reasonable efforts which are commercially
           ------------------
reasonable under the circumstances, excluding the payment of any money or other consideration to any third party or the commencement of any litigation.

     8.2  OTHER DEFINITIONAL PROVISIONS.
          -----------------------------

          (a)  "Hereof," etc.  The terms "hereof," "herein" and "hereunder" and
                -------------
terms of similar import are references to this Agreement as a whole and not to any particular provision of this Agreement. Section, clause, Schedule and Exhibit references contained in this Agreement are references to Sections, clauses, Schedules and Exhibits in or to this Agreement, unless otherwise specified.

          (b)  Successor Laws.  Any reference to any particular law or
               --------------
regulation will be interpreted to include any revision of or successor to that section regardless of how it is numbered or classified.


                       *       *       *       *       *

          IN WITNESS WHEREOF, the Parties have duly executed this Asset Purchase Agreement as of the date first above written.


                                        WESLEY-JESSEN CORPORATION

                                        By:     /s/ Kevin J. Ryan
                                            -------------------------------
                                        Its:    President & CEO
                                            -------------------------------



                                        PBH, INC.

                                        By:     /s/ Kevin J. Ryan
                                            --------------------------------

                                        Its:   President & CEO
                                            -------------------------------



                                        THE COOPER COMPANIES, INC.

                                        By:      /s/ Robert Weiss
                                            -------------------------------

                                        Its:     EVP - CFO
                                            -------------------------------